                                                                     EXHIBIT 4.6

                                                       NO. ____ - ______________


NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK OF THE COMPANY ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES UNDER THE ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                           MOBILITY ELECTRONICS, INC.
                            (A DELAWARE CORPORATION)

                           FORM OF WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK


         THIS CERTIFIES THAT, for value received, ____________________ or registered successors or assigns (hereinafter, the "Holder"), is entitled to purchase, subject to the conditions set forth below, at any time or from time to time during the Exercise Period (as defined in subsection 1. 1 below), __________ (___ ) fully paid and non-assessable shares (the "Shares") of the common stock, par value $0.01 per share (the "Common Stock"), of Mobility Electronics, Inc., a Delaware corporation (the "Company"), at a purchase price of $0.01 per share, subject to adjustment as provided in Section 4 below (the "Warrant Price").


1.       EXERCISE OF WARRANT

         The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby may be purchased, are as follows:

         1.1 Method Of Exercise. The Holder of this Warrant may, at any time, or from time to time, on or after ____________ but on or prior to ________, 2002, exercise in whole or in part the purchase rights evidenced by this Warrant. Such exercise shall be effected by: (a) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Chief Executive Officer of the Company at the Company's New Mexico office; and (ii) the payment to the Company, by certified check or bank draft payable to its order, of an amount equal to the aggregate warrant Price for the number of Shares for which the purchase rights hereunder are being exercised.

         1.2 Satisfaction with Requirements of Securities Act of 1933. Notwithstanding anything herein to the contrary, each and every exercise of this Warrant is contingent upon the Company's satisfaction that the issuance of Common Stock upon the exercise is exempt from the requirements of the Securities Act of 1933, as amended (the "Act") and all applicable state securities laws. The

Holder of this Warrant agrees to execute any and all documents determined necessary by the Company's counsel to effect the exercise of this Warrant.

         1.3 Issuance Of Shares and New Warrant. In the event the purchase rights evidenced by this Warrant are exercised in whole or in part, one or more certificates for the purchased Shares shall be issued as soon as practicable thereafter to the person exercising such rights. Such Holder shall also be issued at such time a new Warrant representing the number of Shares (if any) for which the purchase rights under this Warrant remain unexercised and continuing in force and effect.

2.       TRANSFERS

         2.1 Transfers. Subject to Section 7 below, this Warrant and all rights hereunder are transferable in whole or in part by the Holder. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Chief Executive Officer of the Company at the Company's New Mexico office and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the several Holders one or more appropriate new Warrants.

         2.2 Registered Holder. Each Holder agrees that until such time as any transfer pursuant to subsection 2.1 is recorded on the books of the Company, the Company may treat the registered Holder of this Warrant as the absolute owner; provided that nothing herein affects any requirement that transfer of any Warrant or share of Common Stock issued or issuable upon the exercise thereof by subject to securities law compliance.

         2.3 Form Of New Warrants. All Warrants issued in connection with transfers of this Warrant shall bear the same date as this Warrant and shall be substantially identical in form and provision to this Warrant, with the possible exception of the number of Shares purchasable thereunder.

3.       FRACTIONAL SHARES

         Notwithstanding that the number of Shares purchasable upon the exercise of this Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of Shares upon exercise of this Warrant or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu thereof upon exercise of this Warrant. Holder hereby waives any night to receive fractional Shares. If a fractional Share shall result from adjustments in the number of Shares purchasable hereunder, the number of Shares purchasable hereunder shall, on an aggregate basis taking into account all adjustments hereunder from the date of issuance of this Warrant, be rounded up to the next whole number.

4.       ANTIDILUTION PROVISIONS

         The provisions of this Section 4 shall apply in the event that any of the events described in this Section 4 shall occur with respect to the Common Stock at any time on or after the original issuance date of this Warrant:

         4.1 Stock Splits And Combinations. If the Company shall at any time subdivide or combine its outstanding shares of Common Stock, this Warrant shall, after that subdivision or combination, evidence the night to purchase the number of shares of Common Stock that would have been issuable as a result of that change with respect to the Shares which were purchasable under this Warrant immediately before that subdivision or combination. If the Company shall at any time subdivide the outstanding shares of Common Stock, the Warrant Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, the Warrant Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this Section shall become effective at the time that such subdivision or combination becomes effective.

         4.2 Reclassification, Exchange and Substitution. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder of this Warrant shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Common Stock which the Holder would have become entitled to purchase but for such change, the number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to purchase by the Holder on exercise of this Warrant immediately before that change.

         4.3 Reorganizations, Mergers, Consolidations Or Sale Of Assets. If at any time there shall be a capital reorganization of the Common Stock (other than a combination, reclassification, exchange, or subdivision of shares provided for elsewhere above) then, as a part of such reorganization, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Price then in effect, the number of shares of Common Stock or other securities or property of the Company to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled in such capital reorganization if this Warrant had been exercised immediately before that capital reorganization. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and number of Shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

         4.4 Common Stock Dividends, Distributions. In the event the Company should at any time prior to the expiration of this Warrant fix a record date for the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Warrant Price shall be appropriately decreased and the number of shares of Common Stock issuable upon exercise of the Warrant shall be appropriately increased in proportion to such increase of outstanding shares.

         4.5 Adjustments of Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4.4, then, in each such case for the purpose of this subsection 4.5, upon exercise of this Warrant the Holder hereof shall be entitled to a proportionate share of any such distribution as though such Holder was the holder of the number of shares of Common Stock into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

         4.6 Certificate as to Adjustments. In the case of each adjustment or readjustment of the arrant Price pursuant to this Section 4, the Company will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, to be delivered to the Holder of this Warrant. The Company will, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such older a certificate setting forth: (a) such adjustments and readjustments; (b) the Warrant Price at he time in effect; and (c) the number of shares of Common Stock issuable upon exercise of the arrant and the amount, if any, of other property at the time receivable upon the exercise of the Warrant.

         4.7 Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of this Warrant such number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant and if at any time the number of authorized but issued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to the Holder of this Warrant, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to Increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5.       RIGHTS PRIOR TO EXERCISE OF WARRANT

         This Warrant does not entitle the Holder to any of the rights of a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:
(a) the Company shall declare any dividend payable in any securities upon the shares of Common Stock or make any distribution (other than a cash dividend) to the holders of shares of Common Stock; (b) the Company shall offer to all of the holders of shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof, or (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed and action by the Company with respect thereto has been approved by the Company's Board of Directors (each, a "Material Action"), the Company shall give notice in writing of such Material Action to the Holder at its last address as it shall appear on the Company's records at least twenty (20) days' prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividends, distribution, or subscription rights, or for the determination of stockholders entitled to vote on the Material Action. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of the Material Action.

         Each person in whose name any certificate for Shares is to be issued shall for all purposes be deemed to have become the holder of record of such Shares on the date on which this instrument was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such stock certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

6.       SUCCESSORS AND ASSIGNS; TRANSFEREES

         The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holder thereof and their respective successors and permitted assigns and other transferees. Any successor, assign or other transferee of this Warrant, by its acceptance thereof, agrees to be bound by the terms of this Warrant with the same force and effect as if a signatory thereto.

7.       RESTRICTED SECURITIES

         In order to enable the Company to comply with the Securities Act and applicable state laws, the Company may require the Holder as a condition of the transfer or exercise of this Warrant, to give written assurance satisfactory to the Company that the Warrant, or in the case of an exercise hereof the Shares subject to this Warrant, are being acquired for his or her own account, for investment only, with no view to the distribution of the same, and that any disposition of all or any portion of this Warrant or the Shares issuable upon the due exercise of this Warrant shall not be made, unless made in compliance with reg requirements of the Act and applicable securities laws of any State or other jurisdiction. Holder acknowledges that this Warrant is, and each of the shares of Common Stock issuable upon the due exercise hereof will be, a restricted security, and that the certificates evidencing securities issued to the Holder upon exercise of this Warrant will bear a legend substantially similar to the legend set forth on the front page of this Warrant.

8.       LOSS OR MUTILATION

         Upon receipt by the Company of satisfactory evidence of the ownership, and the loss, theft, destruction, or mutilation, of any Warrant, arid (i) in the case of loss, theft, or destruction, upon receipt by the Company of indemnity satisfactory to it, or (ii) in the case of mutilation, upon receipt of such Warrant and upon surrender and cancellation of such Warrant, the Company shall execute and deliver in lieu thereof a new Warrant representing the right to purchase an equal number of shares of Common Stock.

9.       NOTICES

         All notices, requests, demands and other communications under this Warrant shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows: if to the Holder, at his address as shown in the Company records; and if to the Company, at its New Mexico office, attention: Chief Financial Officer. Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

10.      GOVERNING LAW

         This Warrant and any dispute, disagreement or issue of construction of interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to conflicts of law.

         DATED:                                   , 1999
               -------------------------- --------

                                             MOBILITY ELECTRONICS, INC.


                                             By:
                                                --------------------------------
                                                  Charles R. Mollo,
                                                  Chief Executive Officer

                                  SUBSCRIPTION

MOBILITY ELECTRONICS, INC.
Attn:  Chief Executive Officer
5528 Eubank Blvd., N.E.
Suite 3
Albuquerque, New Mexico  87111


Ladies and Gentlemen:

The undersigned, __________________________________, hereby elects to purchase, pursuant to the provisions of the foregoing Warrant held by the undersigned, ___________ shares (the "Shares") of the common stock, par value $0.01 per share (the "Common Stock"), of Mobility Electronics, Inc., a Delaware corporation.

Payment of the purchase price for the Shares being purchased, as required under such Warrant, accompanies this subscription.

The undersigned hereby represents and warrants that the undersigned is acquiring the Shares for the account of the undersigned and not for resale or with a view to distribution of such Shares or any part hereof; that the undersigned is fully aware of the transfer restrictions affecting restricted securities under the pertinent securities laws; and the undersigned understands that the Shares purchased hereby are restricted securities and that the certificate or certificates evidencing the same will bear a legend to that effect.

DATED:                              .
      -----------------------------

                                             Signature:
                                                       -------------------------
                                             Printed:
                                                     ---------------------------
                                             Address:
                                                     ---------------------------